FIFTH AMENDED AND RESTATED JOINT FILING AGREEMENT

     FIFTH AMENDED AND RESTATED JOINT FILING AGREEMENT, dated as of July 19, 1999, by and among Tele-Communications, Inc., a Delaware corporation ("TCI"), Liberty Media Corporation, a Delaware corporation ("Liberty"), Barry Diller, Universal Studios, Inc., a Delaware corporation ("Universal"), The Seagram Company Ltd., a Canada corporation ("Seagram"), BDTV INC., a Delaware corporation, BDTV II INC., a Delaware corporation, BDTV III INC., a Delaware corporation and BDTV IV INC., a Delaware corporation.

     WHEREAS, each of Liberty, Barry Diller, Universal, Seagram, BDTV INC., BDTV II INC., BDTV III INC. and BDTV IV INC. beneficially owns shares of common stock or options to purchase shares of common stock, or shares of Class B Common Stock or securities convertible into or exchangeable for common stock or Class B Common Stock (collectively, the "Company Securities") of USA Networks, Inc. (formerly HSN, Inc.), a Delaware corporation;

     WHEREAS, TCI no longer beneficially owns any Company Securities;

     WHEREAS, Liberty, Barry Diller, Universal, Seagram, BDTV INC., BDTV II INC., BDTV III INC. and BDTV IV INC. constitute a "group" with respect to the beneficial ownership of the Company Securities for purposes of Rule 13d-1 and
Schedule 13D promulgated by the Securities and Exchange Commission; and

     WHEREAS, TCI, Barry Diller, Universal, Seagram, BDTV INC., BDTV II INC., BDTV III INC. and BDTV IV INC. have previously entered into the Fourth Amended and Restated Joint Filing Agreement, dated as of February 23, 1998, pursuant to which the parties thereto agreed to prepare a single statement containing the information required by Schedule 13D with respect to their respective interests in the Company.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Liberty, Barry Diller, Universal, Seagram, BDTV INC., BDTV II INC., BDTV III INC. and BDTV IV INC. (collectively, the "Reporting Group") shall prepare a single statement containing the information required by Schedule 13D with respect to their respective interests in the Company Securities (the "Reporting Group Schedule 13D"), and the Reporting Group Schedule 13D shall be filed on behalf of each of them.

     2. Each member of the Reporting Group shall be responsible for the timely filing of the Reporting Group Schedule 13D and any necessary amendments thereto, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party contained therein, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

     3. TCI shall be released from and shall have no further obligations under this Fifth Amended and Restated Joint Filing Agreement.

     4. This Agreement shall continue unless terminated by any party hereto.

     5. Charles Y. Tanabe, Pamela S. Seymon and Karen Randall shall be designated as the persons authorized to receive notices and communications with respect to the Reporting Group Schedule 13D and any amendments thereto.

     6. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                    TELE-COMMUNICATIONS, INC.

                                    By:  /s/ Derek Chang
                                    --------------------------
                                    Name:    Derek Chang
                                    Title:   Executive Vice President


                                    LIBERTY MEDIA CORPORATION


                                    By:  /s/ Charles Y. Tanabe
                                    ---------------------------
                                    Name:    Charles Y. Tanabe
                                    Title:   Senior Vice President
                                             and General Counsel


                                    /s/ Barry Diller
                                    -----------------------------
                                        Barry Diller



                                    UNIVERSAL STUDIOS, INC.


                                    By: /s/ Karen Randall
                                    ---------------------------
                                    Name:   Karen Randall
                                    Title:  Senior Vice President and
                                            General Counsel



                                    THE SEAGRAM COMPANY LTD.


                                    By: /s/ Daniel R. Paladino
                                    ---------------------------
                                    Name:   Daniel R. Paladino
                                    Title:  Executive Vice President



                                    BDTV INC., BDTV II INC.
                                    BDTV III INC., BDTV IV, INC.


                                    By: /s/ Barry Diller
                                    ---------------------------
                                    Name:   Barry Diller
                                    Title:  President